As filed with the Securities and Exchange Commission on October 15, 2015

Registration No. 333-188248

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-1 REGISTRATION STATEMENT

Under
The Securities Act of 1933

_________________________

ISATORI, INC.
(Exact Name of Registrant as Specified in Its Charter)
_____________________

Delaware	2020	75-2422983
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation of Organization)	Classification Code Number)	Identification No.)

15000 W. 6th  Ave., Suite 202
Golden, CO 80401
(303)-215-9174
(Address of Principal Executive Offices Including Zip Code)

Michael Abrams
Chief Financial Officer
FitLife Brands, Inc.
4509 143rd Street, Suite 1
Omaha, NE 68137
(402) 333-5260
(Name, address, including zip code, and telephone number, including area code, of agent for service)Copies to:

Roger W. Wells
Guy Lawson
McGrath North
3700 First National Tower
1601 Dodge Street
Omaha, NE 68102
(402) 341-3070
(Name, Address and  Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public:  Not applicable

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

EXPLANATORY NOTE

This post-effective amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (No. 333-188248) (the “Registration Statement”) filed by iSatori, Inc. (“iSatori”) with the Securities and Exchange Commission (the “Commission”) on April 30, 2013 and declared effective by the Commission on June 27, 2013.  The Registration Statement registered 12,404,860 shares of common stock, par value of $0.01 per share, of iSatori for sale by the selling stockholders identified in the Registration Statement.

On September 30, 2015, pursuant to an Agreement and Plan of Merger dated May 18, 2015 (the “Merger Agreement”), by and among FitLife Brands, Inc. (“FitLife”), iSatori, and ISFL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FitLife ("Merger Sub"), Merger Sub merged with and into iSatori, and iSatori became a wholly-owned subsidiary of FitLife (the” Merger”).  In connection with the Merger and pursuant to the Merger Agreement, all offerings of iSatori securities under the Registration Statements were terminated. In accordance with its undertaking in the Registration Statement, iSatori is filing this Post-Effective Amendment to remove from registration, any securities remaining unsold as of the date hereof under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 15, 2015.

iSatori, Inc.

By:	/s/ Stephen Adelé
Name: Stephen Adelé
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Adelé	President and Chief Executive Officer, Director	October 15, 2015
Stephen Adelé	(Principal Executive Officer)

/s/ Seth Yakatan	Interim Chief Financial Officer	October 15, 2015
Seth Yakatan	(Principal Financial Officer)

/s/ John Wilson	Director	October 15, 2015
John Wilson